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                                                                    Exhibit 23.1

                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 33-83050, 33-97136 and 333-58663) of CoCensys, Inc. and in
the related Prospectuses; and in the Registration Statements (Forms S-8 Nos. 33-97260, 33-97258, 333-07855, 333-21761, 333-31013 and 333-70435) of
CoCensys, Inc., of our report dated January 29, 1999 (except for the last paragraph of Note 2 as to which the date is March 24, 1999), with respect to the financial statements of CoCensys, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

ERNST & YOUNG LLP
Orange County, California
March 31, 1999